Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
AMERIGROUP Corporation:
We consent to the incorporation by reference in the Registration Statement No. 333-37410 on post effective amendment No. 1 to Form S-1, in the Registration Statement No. 333-109134 on Form S-8, in the Registration Statement No. 333-125033 on Form S-8, and in the Registration Statement No. 333-123269 on Form S-3 of AMERIGROUP Corporation of our reports dated February 24, 2006 with respect to the consolidated balance sheets of AMERIGROUP Corporation as of December 31, 2005 and 2004, the related consolidated income statements and statements of stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005 the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of AMERIGROUP Corporation.
February 28, 2006
Norfolk, Virginia